EXHIBIT 99.1

RVB BANCSHARES, INC.

405 WEST MAIN STREET

RUSSELLVILLE, ARKANSAS 72801

SPECIAL SHAREHOLDERS MEETING

JUNE 5, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of RVB BANCSHARES, INC. hereby constitutes and appoints James Biggers and Judy Lawton, or either of them, the true and lawful agent and attorney-in-fact for the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock owned by the undersigned or registered in the name of the undersigned on April 18, 2003 at the Special Meeting of Shareholders to be held on June 5, 2003 at 5:00 p.m. (Central Time) or at any and all adjournments thereof.

Proposal:	To approve and adopt the Agreement and Plan of Merger, dated as of March 11, 2003 and amended as of May 5, 2003, between RVB Bancshares, Inc. and Bank of the Ozarks, Inc., providing for the merger of RVB Bancshares, Inc. with and into Bank of the Ozarks, Inc., as described in the Proxy Statement/Prospectus dated May 6, 2003.
FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders or any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

IMPORTANT: Please sign exactly as your name or names appear on this proxy card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

The undersigned instructs that this proxy be voted as marked. Dated: (Signature of Shareholder) (Signature if held jointly)

Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

IF YOU PLAN ON ATTENDING THE SPECIAL SHAREHOLDERS MEETING IN PERSON, PLEASE INDICATE SO BY CHECKING THE FOLLOWING BOX.☐